UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018 (July 25, 2018)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225 Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

7.5% Senior Convertible Promissory Note

On July 25, 2018, Terra Tech Corp. (the “Company”) issued a 7.5% Senior Convertible Promissory Note due January 25, 2020 (the “7.5% Note”) in the principal amount of $5,000,000 to an accredited investor (the “Purchaser”) for a purchase price of $5,000,000 pursuant to a Securities Purchase Agreement with the Purchaser, dated as of March 12, 2018 (the “7.5% Note Purchase Agreement”). The 7.5% Note and the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the 7.5% Note are collectively referred to herein as the “Securities.” The 7.5% Note is the third of eight tranches of $5,000,000 7.5% Senior Convertible Promissory Notes to be issued by the Company to the Purchaser pursuant to the 7.5% Note Purchase Agreement.

Pursuant to the 7.5% Note Purchase Agreement, the Company agreed to sell the Securities pursuant to an effective shelf registration statement on Form S-3 (Registration No 333-210673), declared effective by the Securities and Exchange Commission on August 12, 2016, and a related prospectus supplement thereto.

The 7.5% Note matures on January 25, 2020 (the “7.5% Note Maturity Date”), less any amounts converted or redeemed prior to the 7.5% Note Maturity Date. The 7.5% Note accrues interest at a rate of 7.5% per annum, payable on the 7.5% Note Maturity Date or upon any conversion, prepayment, event of default or other acceleration of payment under the 7.5% Note. All interest payments under the 7.5% Note are payable, at the Company’s option, in cash or shares of Common Stock.

All principal and interest due and owing under the 7.5% Note is convertible into shares of Common Stock at any time at the election of the holder at a conversion price per share equal to the lower of (i) $4.50 or (ii) 87% of the average of the two (2) lowest daily volume weighted average prices of the Common Stock in the thirteen (13) trading days prior to the conversion date (the “Conversion Price”), which Conversion Price is subject to adjustment for (i) stock splits, stock dividends, combinations, or similar events and (ii) full ratchet anti-dilution protection. The Purchaser will have participation rights in subsequent rights offerings and pro rata distributions. Upon certain events of default, the conversion price of the 7.5% Note will automatically become 70% of the average of the three (3) lowest volume weighted average prices of the Common Stock in the twenty (20) consecutive trading days prior to the conversion date for so long as such event of default remains in effect.

In addition, at any time that (i) the daily volume weighted average price of the Common Stock for the prior ten (10) consecutive trading days is $10.50 or more and (ii) the average daily trading value of the Common Stock is greater than $2,500,000 for the prior ten (10) consecutive trading days, then the Company may demand, upon one (1) day’s notice, that the holder convert the 7.5% Note at the Conversion Price.

The Company may prepay in cash any portion of the outstanding principal amount of the 7.5% Note and any accrued and unpaid interest by, upon ten (10) days' written notice to the holder, paying an amount equal to (i) 110% of the sum of the then-outstanding principal amount of the 7.5% Note plus accrued but unpaid interest, if the prepayment date is within 90 days of the issuance date of the 7.5% Note; (ii) 115% of the sum of the then-outstanding principal amount of the 7.5% Note plus accrued but unpaid interest, if the prepayment date is between 91 days and 180 days of the issuance date of the 7.5% Note; or (iii) 125% of the sum of the then-outstanding principal amount of the 7.5% Note plus accrued but unpaid interest, if the prepayment date is after 180 days of the issuance date of the 7.5% Note.

The Purchaser does not have the right to convert the 7.5% Note to the extent that such conversion would result in such Purchaser being the beneficial owner in excess of 4.99% of the Common Stock (or, upon election of such Purchaser, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

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Securities Purchase Agreement

On July 25, 2018, the Company entered into a Securities Purchase Agreement (the "3% Note Purchase Agreement") with an accredited investor (the "Purchaser") pursuant to which the Company agreed to sell and the Purchaser agreed to purchase a 3% Senior Convertible Promissory Note in the principal amount of $150,000. Pursuant to the 3% Note Purchase Agreement, on July 25, 2018 the Company sold to the Purchaser a 3% Senior Convertible Promissory Note due July 25, 2019 (the "3% Note") in the principal amount of $150,000 for a purchase price of $150,000. The 3% Note Purchase Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties.

3% Senior Convertible Promissory Note

The 3% Note matures on July 25, 2019 (the “3% Note Maturity Date”), less any amounts converted or redeemed prior to the 3% Note Maturity Date. The 3% Note accrues interest at a rate of 3% per annum, payable on the 3% Note Maturity Date or upon any conversion, prepayment, event of default or other acceleration of payment under the 3% Note. All interest payments under the 3% Note are payable, at the Company’s option, in cash or shares of Common Stock.

All principal and interest due and owing under the 3% Note is convertible into shares of Common Stock at any time at the election of the holder at a conversion price per share equal to 95% of the average of the three (3) lowest daily volume weighted average prices of the Common Stock in the five (5) trading days prior to the conversion date (the “Conversion Price”), which Conversion Price is subject to adjustment for (i) stock splits, stock dividends, combinations, or similar events and (ii) full ratchet anti-dilution protection. Upon certain events of default, the conversion price of the 3% Note will automatically become 70% of the average of the three (3) lowest volume weighted average prices of the Common Stock in the twenty (20) consecutive trading days prior to the conversion date for so long as such event of default remains in effect.

The Company may prepay in cash any portion of the outstanding principal amount of the 3% Note and any accrued and unpaid interest by, upon ten (10) days' written notice to the holder, paying an amount equal to (i) 110% of the sum of the then-outstanding principal amount of the 3% Note plus accrued but unpaid interest, if the prepayment date is within 90 days of the issuance date of the 3% Note; (ii) 115% of the sum of the then-outstanding principal amount of the 3% Note plus accrued but unpaid interest, if the prepayment date is between 91 days and 180 days of the issuance date of the 3% Note; or (iii) 125% of the sum of the then-outstanding principal amount of the 3% Note plus accrued but unpaid interest, if the prepayment date is after 180 days of the issuance date of the 3% Note.

The Purchaser does not have the right to convert the 3% Note to the extent that such conversion would result in such Purchaser being the beneficial owner in excess of 4.99% of the Common Stock (or, upon election of such Purchaser, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

The foregoing description of the 7.5% Note, the 3% Note Purchase Agreement and the 3% Note is qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibits 4.50, 10.50 and 4.51, respectively, to this Current Report on Form 8-K (this “Report”) and which are incorporated by reference herein in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed under Item 1.01 of this Report is incorporated by reference into this Item 2.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.50	Form of 7.5% Senior Convertible Promissory Note

4.51	Form of 3% Senior Convertible Promissory Note

10.50	Form of Securities Purchase Agreement, dated as of July 25, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: July 26, 2018	By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer

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